Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of China TransInfo Technology Corp. (the "Company") of our reports dated March 14, 2009, with respect to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008and to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ SIMON & EDWARD, LLP
City of Industry, California

October 27, 2009